Exhibit 99.1

Marvell Technology Group Ltd. Reports

Second Quarter Fiscal 2008 Results

Media Contact
Mike Rashkin
Chief Financial Officer
408-222-2500
mrashkin@marvell.com

Santa Clara, California (August 23, 2007) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications, and consumer silicon solutions, today reported financial results for its second quarter ended July 28, 2007.

Net revenue for the second quarter of fiscal 2008 was a record $656.7 million, an increase of 14% over net revenue of $574.0 million for the second quarter of fiscal 2007 and a 3% sequential increase from net revenue of $635.1 million for the first quarter of fiscal 2008.  Net loss under generally accepted accounting principles (GAAP) was $56.5 million, or $0.10 per share (diluted), for the second quarter of fiscal 2008, compared with net income under GAAP of $44.9 million, or $0.07 per share (diluted), for the second quarter of fiscal 2007.  Shares used to compute GAAP net loss per diluted share for the second quarter ended July 28, 2007 decreased to 587.5 million shares compared with 633.5 million shares for the second quarter ended July 29, 2006.

Net revenue for the six months ended July 28, 2007 was $1,291.8 million, an increase of 18% over net revenue of $1,095.2 million for the six months ended July 29, 2006.  Net loss under GAAP was $109.3 million or $0.19 per share (diluted) for the six months ended July 28, 2007, compared with net income under GAAP of $122.4 million or $0.19 per share (diluted) for the six months ended July 29, 2006.

Marvell reports net (loss) income and basic and diluted net (loss) income per share in accordance with GAAP and additionally on a non-GAAP basis.  A discussion of Marvell’s use of these non-GAAP financial measures is set forth below, and reconciliations of GAAP net (loss) income to non-GAAP net income for the three and six months ended July 28, 2007 and July 29, 2006, respectively, appear in the financial statements portion of this release.  Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization of acquired intangible assets and cumulative effect of change in accounting principle.  Non-GAAP net income was $39.7 million, or $0.06 per share (diluted) for the second quarter of fiscal 2008, compared with non-GAAP net income of $127.9 million, or $0.20 per share (diluted), for the second quarter of fiscal 2007.  Shares used to compute non-GAAP net income per diluted share for the second quarter ended July 28, 2007 decreased to 630.3 million shares, compared with 638.1 million shares for the second quarter ended July 29, 2006.

Non-GAAP net income was $71.0 million, or $0.11 per share (diluted), for the six months ended July 28, 2007, compared with non-GAAP net income of $262.7 million, or $0.41 per share (diluted) for the six months ended July 29, 2006.  Shares used in computing non-GAAP net income per share for the six months ended July 28, 2007 decreased to 632.0 million shares, compared with 642.6 million shares for the six months ended July 29, 2006.

“Our Q2 revenue was greater than expected as a result of strong sales for our communications and applications processors, and our wireless LAN products,” stated Dr. Sehat Sutardja, Marvell’s President and CEO.  “We currently believe this growth trend will continue in Q3.”

Marvell will be conducting a conference call today at 1:45 p.m. PDT to discuss its second quarter business.  The call is being webcast by Thomson/CCBN and can be accessed at Marvell’s web site at www.marvell.com.  The webcast is also being distributed through Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.  The conference call will also be available via the web at www.marvell.com. Please visit the Investor Events section.  Replay on the Internet will be available until August 23, 2008.

Discussion of Non-GAAP Financial Measures

Non-GAAP net income consists of net income excluding stock-based compensation expense as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company’s core operating performance. Non-GAAP net income per share is calculated by dividing non-GAAP net income by adjusted GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP net income per share, the calculation of GAAP weighted average shares outstanding (diluted) is adjusted to exclude the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also includes the antidilutive effects of warrants, common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP net income and non-GAAP net income per share provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company’s Current Report on Form 8-K filed today with the SEC. The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investors Relations section at www.marvell.com.

About Marvell

Marvell (NASDAQ: MRVL) is a leader in storage, communications and consumer silicon solutions.  The Company’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries, including Marvell Semiconductor, Inc. (MSI), Marvell Asia Pte Ltd (MAPL), Marvell Japan K.K., Marvell Taiwan Ltd., Marvell International Ltd. (MIL), Marvell U.K. Limited, Marvell Semiconductor Israel Ltd. (MSIL), Marvell Software Solutions Israel, Ltd., and Marvell Semiconductor Germany GmbH.  MSI is headquartered in Santa Clara, Calif., and designs, develops and markets products on behalf of MIL and MAPL.  MSI may be contacted at (408) 222-2500 or at www.marvell.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements based on projections and assumptions about our products and our markets.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” and their variations identify forward-looking statements.  Statements that refer to, or are based on projections, uncertain events or assumptions also identify forward-looking statements.  These statements include statements regarding our current beliefs regarding continued growth in sales of our communications and applications processors, and our wireless LAN products for our third fiscal quarter of 2008.  These statements are not guarantees of results and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements.  When Marvell files its Form 10-Q for the second quarter of fiscal 2008, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing. The Company’s results also remain subject to review by the Company’s independent registered public accounting firm. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission and other factors detailed from time to time in Marvell’s filings with the Securities and Exchange Commission. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell® and the Marvell logo are trademarks of Marvell.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	July 28,	July 29,	July 28,	July 29,
	2007	2006	2007	2006

Net revenue	$656,711	$573,985	$1,291,761	$1,095,181
Cost of goods sold	335,530	279,075	662,947	519,308
Gross profit	321,181	294,910	628,814	575,873
Operating expenses:
Research and development and other	236,194	152,645	470,327	281,873
Selling and marketing	53,942	39,267	104,334	78,129
General and administrative	33,775	19,689	57,763	38,247
Amortization of acquired intangible assets	37,293	27,405	74,613	44,756
Total operating expenses	361,204	239,006	707,037	443,005
Operating (loss) income	(40,023)	55,904	(78,223)	132,868
Interest and other income (expense), net	(6,814)	1,091	(15,470)	8,707
(Loss) income before income taxes	(46,837)	56,995	(93,693)	141,575
Provision for income taxes	9,619	12,114	15,591	27,977
(Loss) income before change in accounting principle	(56,456)	44,881	(109,284)	113,598
Cumulative effect of change in accounting principle, net of tax effect	—	—	—	8,846
Net (loss) income	$(56,456)	$44,881	$(109,284)	$122,444

Basic net (loss) income per share:
(Loss) income before change in accounting principle, net of tax effect	$(0.10)	$0.08	$(0.19)	$0.19
Cumulative effect of change in accounting principle, net of tax effect	—	—	—	0.02
Basic net (loss) income per share	$(0.10)	$0.08	$(0.19)	$0.21
Shares used in basic per share computation	587,534	586,133	587,480	584,918

Diluted net (loss) income per share:
(Loss) income before change in accounting principle, net of tax effect	$(0.10)	$0.07	$(0.19)	$0.18
Cumulative effect of change in accounting principle, net of tax effect	—	—	—	0.01
Diluted net (loss) income per share	$(0.10)	$0.07	$(0.19)	$0.19
Shares used in diluted per share computation	587,534	633,533	587,480	636,524

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

Reconciliation of GAAP net (loss) income to non-GAAP net income:

	Three Months Ended		Six Months Ended
	July 28,	July 29,	July 28,	July 29,
	2007	2006	2007	2006

GAAP net (loss) income	$(56,456)	$44,881	$(109,284)	$122,444
Stock-based compensation included in:
Cost of goods sold	3,275	3,461	6,293	5,895
Research and development and other	34,591	36,244	66,634	66,681
Selling and marketing	10,997	8,462	18,148	16,696
General and administrative	10,033	7,437	14,590	15,094
Amortization of acquired intangible assets	37,293	27,405	74,613	44,756
Cumulative effect of change in accounting principle	—	—	—	(8,846)
Non-GAAP net income	$39,733	$127,890	$70,994	$262,720

GAAP weighted average shares - diluted	587,534	633,533	587,480	636,524
Non-GAAP adjustment	42,724	4,606	44,529	6,081
Non-GAAP weighted average shares diluted (b)	630,258	638,139	632,009	642,605

GAAP diluted net (loss) income per share	$(0.10)	$0.07	$(0.19)	$0.19
Non-GAAP diluted net income per share (a)	$0.06	$0.20	$0.11	$0.41

(a)       Non GAAP net income per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares diluted.

(b)       For purposes of calculating non-GAAP net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of SFAS 123R compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury method and also includes the antidilutive effects of warrants, common stock options and restricted stock.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	July 28,	January 27,
	2007	2007
Assets
Current assets:
Cash, cash equivalents and short-term investments	$496,448	$596,380
Accounts receivable, net	358,312	328,283
Inventory	295,292	247,403
Prepaid expenses and other current assets	160,625	175,969
Total current assets	1,310,677	1,348,035
Property and equipment, net	426,177	440,943
Goodwill and acquired intangible assets	2,488,650	2,558,363
Other non current assets	154,998	180,359
Total assets	$4,380,502	$4,527,700

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$261,208	$244,959
Accrued liabilities	238,566	368,867
Income taxes payable	21,138	29,078
Deferred income	54,777	50,874
Current portion of capital lease obligations	4,471	17,408
Total current liabilities	580,160	711,186
Capital lease obligations	9,104	17,096
Term loan obligations	392,750	394,750
Other long-term liabilities	170,990	177,484
Total liabilities	1,153,004	1,300,516

Shareholders’ equity:
Common stock	1,176	1,175
Additional paid-in capital	3,911,782	3,802,509
Accumulated other comprehensive gain (loss)	352	28
Accumulated deficit	(685,812)	(576,528)
Total shareholders’ equity	3,227,498	3,227,184
Total liabilities and shareholders’ equity	$4,380,502	$4,527,700